UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 2, 2022

System1, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39331	98-1531250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4235 Redwood Avenue Marina Del Rey, California		90066
(Address of principal executive offices)		(Zip Code)

(310) 924-6037
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SST	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Common Stock share at an exercise price of $11.50 per share	SST.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2022, Paul Filsinger, President of System1, Inc. (the “Company”), notified the Company that he is resigning from his position as the Company’s President effective as of the close of business on November 30, 2022, in order to pursue other opportunities. Mr. Filsinger will continue to provide transition and strategic advisory services to the Company for a period of five months following his resignation pursuant to a Transition and Advisory Services Agreement (the “Transition Agreement”) entered into between Mr. Filsinger and the Company.
In consideration for providing such transition and advisory services and a release of claims against the Company, Mr. Filsinger will receive (i) monthly compensation in an amount of $29,165 through January 31, 2023, which is equal to his current monthly base salary and (ii) a lump sum payment of $320,835 on or about February 15, 2023, which reflects an amount equal to the balance of Mr. Filsinger’s current base salary which would have been payable to Mr. Filsinger through December 31, 2023.
In addition, Mr. Filsinger will also (i) be entitled to his annual bonus for fiscal year 2022 to be paid in an amount and manner consistent with the annual bonus payable to the Company’s chief financial officer in terms of target bonus payout percentage, (ii) receive Company-subsidized COBRA coverage for himself and his eligible dependents through December 31, 2023 or (if sooner) the date on which Mr. Filsinger becomes eligible for coverage by another employer, (iii) be entitled to continued vesting of his outstanding but unvested restricted stock unit awards through the term the Transition Agreement and (iv) be entitled to full vesting of his outstanding but unvested F unit award in S1 Holdco, LLC (the Company’s successor entity prior to the closing of its deSPAC transaction on January 27, 2022).
The description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Transition and Advisory Services Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System1, Inc.

Date: November 2, 2022	By:	/s/ Daniel J. Weinrot
	Name:	Daniel J. Weinrot
	Title:	General Counsel & Corporate Secretary

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